Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2020, with respect to the consolidated financial statements included in the Annual Report on Form 10-K of Ameri Holdings, Inc. for the twelve months ended December 31, 2019.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Ameri Holdings, Inc. on Form S-8 (File No. 333-208593) and Form S-3 (File No. 333-233260).

/s/ Ram Associates

Hamilton, NJ

March 25, 2020